SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 10, 2005

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-1480636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

ITEM 8.01 OTHER EVENTS

Court Rules in Favor of Diomed, Dismisses Garvey Case

On February 4, 2005, the United States District Court, District of Massachusetts, granted the defendants’ motion to dismiss plaintiffs’ class action complaint in full and with prejudice in Kent Garvey v. James Arkoosh et al., Civil Action No. 04-10438-RGS.

On May 18, 2004, the Registrant learned that it, along with its former chairman, former chief executive officer and a former director had been named as defendants in the lawsuit. The Complaint alleged breach of fiduciary duty and violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and sought damages on behalf of a purported class of plaintiffs consisting of persons who acquired Registrant’s common stock during the period from February 1, 2002 through and including March 21, 2002 (the “Class Period”).

On September 3, 2004, plaintiffs filed an Amended Complaint against the Registrant and its former chairman, dropping all claims against the former chief executive officer and the former director. The Amended Complaint alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. All claims for breach of fiduciary duty were dropped.

Although plaintiffs have the right to appeal from the order of dismissal until March 7, 2005, no appeal has been filed at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc. (Registrant)

Date: February 10, 2005	By:	/s/ James A. Wylie, Jr.
Name: James A. Wylie, Jr.
Title: President and Chief Executive Officer